Exhibit 13(b)

Stephen L. Nesbitt, and Lance J. Johnson, of Cascade Private Capital Fund (the “Fund”), each certify that:

1.       This Form N-CSR filing for the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Stephen L. Nesbitt
Stephen L. Nesbitt
President

By:	/s/ Lance J. Johnson
Lance J. Johnson
Treasurer

Date:	June 7, 2024